EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Rochdale Core Alternative Strategies Fund TEI LLC, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Rochdale Core Alternative Strategies Fund TEI LLC for the period ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Rochdale Core Alternative Strategies Fund TEI LLC for the stated period.

/s/ Garrett R. D’Alessandro Garrett R. D’Alessandro President, Rochdale Core Alternative Strategies Fund TEI LLC	/s/ Edmund Towers Edmund Towers Treasurer, Rochdale Core Alternative Strategies Fund TEI LLC

Dated: 12/08/08

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Rochdale Core Alternative Strategies Fund TEI LLC for purposes of Section 18 of the Securities Exchange Act of 1934.